Exhibit 3.61

MINTER ELLISON

ATTN: SUSAN COLLINS

GPO BOX 1272

ADELAIDE SA 5001

Certificate of the Registration

of a Company

Corporations Law Paragraph 1274 (2) (b)

This is to certify that

MARCUTO PTY LIMITED

Australian Company Number 058 277 491

is registered under the Corporations Law of South Australia

and the date of commencement of registration is

the tenth day of December 1992.

On the twelfth day of July 1996 the company changed its name to

LLOYD HELICOPTER SERVICES PTY. LTD.

The company is limited by shares.

The company is a proprietary company.

Issued by the Australian Securities and Investments Commission on this twenty-second day of September, 1999.

A delegate of the Australian Securities and Investments Commission

FINLAYSONS Barristers, Solicitors & Notaries 81 Flinders Street Adelaide South Australia 5000

*	New clause added to Articles (clause 73.3). Refer to next page.

MEMORANDUM AND

ARTICLES OF ASSOCIATION OF

MARCUTO PTY LIMITED

Lloyd Helicopter Services Pty Ltd

ACN 058 277 491

Resolution pursuant to section 249B

of the Corporations Act 2001 (‘Act’)

Australia

Management Aviation Limited, being the sole shareholder of Lloyd Helicopter Services Pry Ltd (‘Company’) entitled to vote at a general meeting of the Company, hereby resolves:-

1.	that the requirement under section 249J of the Act relating to the giving of notice of meetings is waived;

2.	that pursuant to Pursuant to section 249H(2) of the Act, it agrees that the following resolution may be passed as a special resolution where less than 21 days’ notice has been given.

3.	that it is in favour of the special resolution set out below pursuant to the provisions of section 249B of the Act:

Special Resolution

‘That the Constitution of the Company be altered by inserting the following new clause 73.3 immediately after clause 73.2 under the heading ‘Directors’ Powers’:-

“73.3	Subject to the Corporations Act 2001, at any time the Company is a wholly owned subsidiary of another body corporate, a Director may act in the best interests of that other body corporate.” ’

Dated 29 January 2004

THE COMMON SEAL of MANAGEMENT		)
AVIATION LIMITED was affixed in the presence of:		)

Director:

Name of signatory:

Director:

Name of signatory:	KEITH MULLETT

Section 249B of the Corporations Act 2001 provides if a company has only 1 member it may pass a resolution by the member recording it and signing the record. Passage of a resolution under this section must be recorded in the company’s minute books under section 251A

MEMORANDUM OF ASSOCIATION

of

MARCUTO PTY LIMITED

1	The name of the Company is Marcuto Pty Limited.

2	Subject to the Corporations Law the Company has the rights, powers and privileges of a natural person and, without limiting the generality of the foregoing has power to:

2.1	issue and allot fully or partly paid shares in the Company;

2.2	issue debentures of the Company;

2.3	distribute any of the property of the Company amongst the members, in kind or otherwise;

2.4	give security by charging uncalled capital;

2.5	grant a floating charge on property of the Company;

2.6	procure the Company to be registered or recognised as a body corporate in any place outside the State of South Australia;

2.7	make provision for and grant retirement benefits to directors of the Company; and

2.8	do any other act that it is authorised to do by any other law.

3	The liability of the members is limited.

4	The share capital of the Company is $100,000,000 divided into 100,000,000 shares of $1.00 each with power to divide the shares in the capital of the Company for the time being into several classes and to attach to those classes respectively any preferential, deferred, qualified or special rights, privileges or conditions.

We the several persons whose names and addresses are subscribed are desirous of being formed into a company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

DATED 8 December 1992.

Name, address and occupation of each subscriber	Number of Shares taken by each subscriber	Signature of each subscriber	Signature and address of each witness

Jeremy Graham SCHULTZ 21 Park Avenue Rosslyn Park SA	One	Rebecca Lean Unit 2 105 Cliff Street Glengowrie SA 5044

Solicitor

William Thomas Campbell TAYLOR 1 Simpson Pde Goodwood SA	One	Rebecca Lean Unit 2 105 Cliff Street Glengowrie SA 5044

Solicitor

2